Exhibit 5.1

Tel Aviv, December 9, 2013 Our ref: 10479/0

Syneron Medical Ltd.
Tavor Building,
Yokneam Industrial Zone

Yokneam Illit, 20692

P.O.B. 550

Israel

Re:           Registration on Form S-8

Ladies and Gentlemen:

        We have acted as Israeli counsel to Syneron Medical Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 on or about December 5, 2013 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the registration of 160,000 of the Company’s ordinary shares, par value NIS 0.01 per share, that may be issued under the Syneron Beauty Ltd. 2011 Share Option Plan and the Syneron Beauty Ltd. 2011 Equity Incentive Plan – United States, as amended (collectively, the “2011 Plans”).

        In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s (i) Articles of Association, (ii) 2011 Plans and (iii) resolutions of the Company’s Board of Directors. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

        On the basis of the foregoing, we are of the opinion that the 160,000 shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 2011 Plans, pursuant to agreements with respect to the 2011 Plans and, as the case may be, pursuant to the terms of the awards granted under the 2011 Plans, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.